Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of our report dated April 3, 2006 relating to the consolidated financial statements, which appears in Telvent’s GIT, S.A. Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Auditores, S.L.

/s/ PricewaterhouseCoopers Auditores, S.L.
Madrid, Spain
February 12, 2009